                          MBIA CAPITAL MANAGEMENT CORP.

                             WAIVER RELIANCE LETTER

                                                     _________ __, 2003

MBIA Capital/Claymore Managed Duration
  Investment Grade Municipal Fund
MBIA Capital/Claymore Managed Duration
  Investment Grade California Municipal Fund
MBIA Capital/Claymore Managed Duration
  Investment Grade New York Municipal Fund
113 King Street
Armonk, New York  10504


Ladies and Gentleman:

     MBIA Capital Management Corp. (the "Adviser") and each of MBIA Capital/Claymore Managed Duration Investment Grade Municipal Fund, MBIA Capital/Claymore Managed Duration Investment Grade New York Municipal Fund and MBIA Capital/Claymore Managed Duration Investment Grade California Municipal Fund (each a "Fund" and collectively, the "Funds") have separately entered into an Investment Advisory Agreement, dated as of the date hereof (each, an "Investment Advisory Agreement" and, collectively, the "Investment Advisory Agreements"), pursuant to which the Adviser has agreed to furnish investment advisory services to each Fund on the terms and subject to the conditions of each Investment Advisory Agreement.

     Each Investment Advisory Agreement provides, among other things, that each Fund will pay to the Adviser as full compensation for all services rendered by the Adviser to such Fund under the applicable Investment Advisory Agreement a monthly fee in arrears at an annual rate equal to .39% of the average daily value of such Fund's Managed Assets (as defined in the applicable Investment Advisory Agreement) (such fee being referred to herein as the "Advisory Fee"). The Adviser has covenanted to the underwriters of each Fund's common shares that the Adviser will waive receipt of certain payments that would be expenses of such Fund, as set forth below. The Adviser understands that you intend to disclose this undertaking in your respective Registration Statement on Form N-2 and the prospectus included therein. This letter confirms that you may rely on such undertaking for purposes of making disclosure in your respective Registration Statement and prospectus and authorizes you to offset the appropriate amount of the waived payments described herein against the Advisory Fee applicable to you.

     For the period from the commencement of each Fund's investment operations through September 1, 2004, and for the 12 month periods ending September 1 in each indicated year during the term of the Investment Advisory Agreement (including any continuation thereof in accordance with Section 15 of the Investment Company Act of 1940, as amended), the Adviser will waive receipt of certain payments that would be expenses of each Fund in the amount determined by applying the following annual rates to the average daily value of such Fund's Managed Assets:

   PERIOD ENDING [AUGUST] 31__                     WAIVER
   ---------------------------                     ------
            2004                                   .090%
            2005                                   .090%
            2006                                   .090%
            2007                                   .090%
            2008                                   .090%
            2009                                   .042%

     The Adviser intends to cease to so waive receipt of payments upon the earlier of (i) September 1, 2009 or (ii) termination of the Investment Advisory Agreement.

     Please acknowledge the foregoing by signing this letter in the space provided below and returning the executed copy to the Adviser.

                                                   Sincerely,

                                                   MBIA CAPITAL MANAGEMENT CORP.


                                                   By:
                                                        ------------------------
                                                        Name:
                                                        Title:


CONFIRMED AND ACCEPTED

MBIA CAPITAL/CLAYMORE MANAGED DURATION
INVESTMENT GRADE MUNICIPAL FUND


By:
     -----------------------
     Name:
     Title:

MBIA CAPITAL/CLAYMORE MANAGED DURATION
INVESTMENT GRADE CALIFORNIA MUNICIPAL FUND


By:
     -----------------------
     Name:
     Title:

MBIA CAPITAL/CLAYMORE MANAGED DURATION
INVESTMENT GRADE NEW YORK MUNICIPAL FUND


By:
     -----------------------
     Name:
     Title:

MBIA CAPITAL/CLAYMORE MANAGED DURATION
INVESTMENT GRADE MUNICIPAL FUND


By:
     -----------------------
     Name:
     Title: